Exhibit (a)(2)


                            CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                               TAVROS FUND, L.L.C.


                        Pursuant To Section 18-202 Of The
                     Delaware Limited Liability Company Act


     FIRST: The name of the Limited Liability Company is Tavros Fund, L.L.C.

     SECOND: The Certificate of Formation is amended to change the name of the limited liability company so that Article First shall be and read as follows:

     "FIRST: The name of the limited liability company is Stratigos Fund, L.L.C."


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 3rd day of May, 2000.



                                                        /s/
                                                        ------------------------
                                                        Name: Howard M. Singer
                                                        Title: Principal Manager


                                     A-2-1